EXHIBIT 99.1

August 26, 2024
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET SALES (UP 37%), OPERATING INCOME (UP 45%) AND NET INCOME (UP 34%) FOR THE THIRD QUARTER OF FISCAL 2024

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported net income increased 34% to a record $136.6 million, or $.97 per diluted share, in the third quarter of fiscal 2024, up from $102.0 million, or $.74 per diluted share, in the third quarter of fiscal 2023. Net income increased 25% to a record $374.4 million, or $2.67 per diluted share, in the first nine months of fiscal 2024, up from $300.2 million, or $2.17 per diluted share, in the first nine months of fiscal 2023.

Net sales increased 37% to a record $992.2 million in the third quarter of fiscal 2024, up from $722.9 million in the third quarter of fiscal 2023. Operating income increased 45% to a record $216.4 million in the third quarter of fiscal 2024, up from $149.4 million in the third quarter of fiscal 2023. The Company's consolidated operating margin improved to 21.8% in the third quarter of fiscal 2024, up from 20.7% in the third quarter of fiscal 2023.

Net sales increased 40% to a record $2,844.0 million in the first nine months of fiscal 2024, up from $2,031.7 million in the first nine months of fiscal 2023. Operating income increased 39% to a record $605.8 million in the first nine months of fiscal 2024, up from $435.9 million in the first nine months of fiscal 2023. The Company's consolidated operating margin was 21.3% in the first nine months of fiscal 2024, as compared to 21.5% in the first nine months of fiscal 2023.

Our commercial aerospace sales growth has resulted in sixteen consecutive quarters of sequential growth in net sales at the Flight Support Group.

EBITDA increased 45% to $261.4 million in the third quarter of fiscal 2024, up from $179.8 million in the third quarter of fiscal 2023. EBITDA increased 41% to $738.3 million in the first nine months of fiscal 2024, up from $524.1 million in the first nine months of fiscal 2023. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

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Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's third quarter results stating, "We are very pleased to report strong record quarterly consolidated net sales driven by record quarterly operating results at the Flight Support Group, as well as strong contributions from our fiscal 2023 and 2024 acquisitions. These results reflect outstanding 15% organic net sales growth in the Flight Support Group principally arising from increased demand across all of its product lines and increased demand for the Electronic Technology Group's defense, space and aerospace products.

Our total debt to net income attributable to HEICO ratio was 4.73x as of July 31, 2024, down from 6.14x as of October 31, 2023. Our net debt to EBITDA ratio was 2.11x as of July 31, 2024, down from 3.04x as of October 31, 2023. See our reconciliation of total debt to net debt at the end of this press release.

Cash flow provided by operating activities increased 47% to $214.0 million in the third quarter of fiscal 2024, up from $145.9 million in the third quarter of fiscal 2023. We continue to forecast strong cash flow from operations for fiscal 2024.

Last week, we announced our Flight Support Group acquired the Aerial Delivery and Descent Devices divisions of Capewell Aerial Systems. The purchase price of this acquisition was paid in cash, principally using proceeds from our revolving credit facility, and we expect this acquisition to be accretive to our earnings within the year following the acquisition.

As we look ahead to the remainder of fiscal 2024, we remain optimistic about achieving net sales growth in both the FSG and ETG. This growth is expected to be largely fueled by the contributions from our fiscal 2023 and 2024 acquisitions, along with sustained demand for the majority of our products. Additionally, we are committed to ongoing product and service innovation, further market penetration, and maintaining our financial strength and flexibility."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's record setting third quarter results stating, "Building on our growth trajectory, we achieved quarterly increases of 68% in net sales and 72% in operating income compared to the third quarter of fiscal 2023. These strong results are primarily driven by a robust 15% quarterly organic net sales growth, largely attributed to 17% organic net sales growth in our aftermarket replacement parts product line, as well as the contributions from our fiscal 2023 and 2024 acquisitions. This marks sixteen consecutive quarters of net sales growth for the Flight Support Group.

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The Flight Support Group's net sales increased 68% to a record $681.6 million in the third quarter of fiscal 2024, up from $405.0 million in the third quarter of fiscal 2023. The Flight Support Group's net sales increased 67% to a record $1,947.6 million in the first nine months of fiscal 2024, up from $1,168.5 million in the first nine months of fiscal 2023. The Flight Support Group's net sales increase in the third quarter and first nine months of fiscal 2024 reflects the impact from our fiscal 2023 and 2024 acquisitions and strong organic growth of 15% and 13%, respectively. The organic net sales growth mainly reflects increased demand across all of our product lines.

The Flight Support Group's operating income increased 72% to a record $153.6 million in the third quarter of fiscal 2024, up from $89.2 million in the third quarter of fiscal 2023.
The operating income increase principally reflects the previously mentioned net sales growth and an improved gross profit margin, partially offset by an increase in intangible asset amortization expense. The improved gross profit margin principally reflects the previously mentioned higher net sales within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's operating income increased 61% to a record $438.6 million in the first nine months of fiscal 2024, up from $272.7 million in the first nine months of fiscal 2023. The operating income increase principally reflects the previously mentioned net sales growth and an improved gross profit margin, partially offset by an increase in intangible asset amortization expense and the prior year impact from the amendment and termination of a contingent consideration agreement. The improved gross profit margin principally reflects the previously mentioned higher net sales within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's operating margin improved to 22.5% in the third quarter of fiscal 2024, up from 22.0% in the third quarter of fiscal 2023. The increased operating margin in the third quarter of fiscal 2024 principally reflects the previously mentioned improved gross profit margin as well as lower acquisition costs, partially offset by the previously mentioned higher intangible asset amortization expense.

The Flight Support Group's operating margin was 22.5% in the first nine months of fiscal 2024, as compared to 23.3% in the first nine months of fiscal 2023. The lower operating margin in the first nine months of fiscal 2024 principally reflects the previously mentioned higher intangible asset amortization expense and the prior year impact from the amendment and termination of a contingent consideration agreement, partially offset by lower performance-based compensation expense as a percentage of net sales and the previously mentioned improved gross profit margin."

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO's Electronic Technologies Group, commented on the Electronic Technologies Group's third quarter results stating, "The Electronic Technologies Group's profitability continues to improve

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led by strong organic growth in net sales from our defense, space and aerospace products in comparison to the corresponding period of the prior year.

The Electronic Technologies Group's net sales were $322.1 million in the third quarter of fiscal 2024, as compared to $325.9 million in the third quarter of fiscal 2023.
The slight net sales decrease principally reflects lower other electronics and medical products net sales, partially offset by increased defense, space and aerospace products net sales.

The Electronic Technologies Group's net sales increased 5% to a record $927.4 million in the first nine months of fiscal 2024, up from $882.7 million in the first nine months of fiscal 2023. The net sales increase is mainly attributable to the impact of our fiscal 2023 acquisition and increased organic net sales of our defense and aerospace products, partially offset by lower organic net sales of our other electronics and medical products.

The Electronic Technologies Group's operating income increased 2% to $75.8 million in the third quarter of fiscal 2024, up from $74.2 million in the third quarter of fiscal 2023. The operating income increase principally reflects an improved gross profit margin, partially offset by a lower level of selling, general and administrative ("SG&A") efficiencies. The improved gross profit margin principally reflects increased defense, aerospace and space products net sales, partially offset by decreased other electronics products net sales.

The Electronic Technologies Group's operating income increased 4% to $206.4 million in the first nine months of fiscal 2024, up from $198.7 million in the first nine months of fiscal 2023. The operating income increase principally reflects the previously mentioned net sales growth and an improved gross profit margin, partially offset by lower SG&A efficiencies. The improved gross profit margin principally reflects the previously mentioned increased defense and aerospace products net sales, partially offset by the previously mentioned decreased other electronics and medical products net sales.

The Electronic Technologies Group's operating margin improved to 23.5% in the third quarter of fiscal 2024, up from 22.8% in the third quarter of fiscal 2023. The operating margin increase principally reflects the previously mentioned improved gross profit margin, partially offset by a lower level of SG&A efficiencies.

The Electronic Technologies Group's operating margin was 22.3% in the first nine months of fiscal 2024, as compared to 22.5% in the first nine months of fiscal 2023. The operating margin change principally reflects increased SG&A expenses as a percentage of net sales mainly from the previously mentioned lower level of SG&A efficiencies, which was partially offset by the previously mentioned improved gross profit margin."

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Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 83.8 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 54.8 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Tuesday, August 27, 2024 at 9:00 a.m. Eastern Daylight Time to discuss its third quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (888) 204-4368, International (646) 828-8193, wait for the conference operator and provide the operator with the Conference ID 3601863. A digital replay will be available two

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hours after the completion of the conference for 14 days. To access the replay, please visit our website at www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats, such as the COVID-19 pandemic; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cyber security events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended July 31,
	2024	2023
Net sales	$992,246	$722,902
Cost of sales	602,976	444,168
Selling, general and administrative expenses	172,824	129,367
Operating income	216,446	149,367
Interest expense	(36,788)	(12,120)
Other income	659	906
Income before income taxes and noncontrolling interests	180,317	138,153
Income tax expense	32,500	25,400
Net income from consolidated operations	147,817	112,753
Less: Net income attributable to noncontrolling interests	11,240	10,730
Net income attributable to HEICO	$136,577	$102,023

Net income per share attributable to HEICO shareholders:
Basic	$.99	$.74
Diluted	$.97	$.74

Weighted average number of common shares outstanding:
Basic	138,516	137,006
Diluted	140,305	138,668

	Three Months Ended July 31,
	2024	2023
Operating segment information:
Net sales:
Flight Support Group	$681,626	$405,040
Electronic Technologies Group	322,129	325,867
Intersegment sales	(11,509)	(8,005)
	$992,246	$722,902

Operating income:
Flight Support Group	$153,594	$89,172
Electronic Technologies Group	75,788	74,157
Other, primarily corporate	(12,936)	(13,962)
	$216,446	$149,367

Depreciation and amortization:
Flight Support Group	$25,305	$10,215
Electronic Technologies Group	18,300	18,479
Other, primarily corporate	705	837
	$44,310	$29,531

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Nine Months Ended July 31,
	2024		2023
Net sales	$2,844,004		$2,031,658
Cost of sales	1,736,170		1,242,613
Selling, general and administrative expenses	502,025		353,154
Operating income	605,809		435,891
Interest expense	(113,907)		(29,561)
Other income	1,798		1,888
Income before income taxes and noncontrolling interests	493,700		408,218
Income tax expense	85,500	(a)	77,400	(b)
Net income from consolidated operations	408,200		330,818
Less: Net income attributable to noncontrolling interests	33,779		30,648
Net income attributable to HEICO	$374,421	(a)	$300,170	(b)

Net income per share attributable to HEICO shareholders:
Basic	$2.71	(a)	$2.19	(b)
Diluted	$2.67	(a)	$2.17	(b)

Weighted average number of common shares outstanding:
Basic	138,389		136,859
Diluted	140,086		138,616

	Nine Months Ended July 31,
	2024		2023
Operating segment information:
Net sales:
Flight Support Group	$1,947,574		$1,168,520
Electronic Technologies Group	927,393		882,685
Intersegment sales	(30,963)		(19,547)
	$2,844,004		$2,031,658

Operating income:
Flight Support Group	$438,561		$272,693
Electronic Technologies Group	206,379		198,673
Other, primarily corporate	(39,131)		(35,475)
	$605,809		$435,891

Depreciation and amortization:
Flight Support Group	$73,538		$31,653
Electronic Technologies Group	55,010		52,742
Other, primarily corporate	2,098		1,920
	$130,646		$86,315

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2024, the Company recognized a $13.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.3 million, or $.10 per basic and diluted share.

(b)During the first quarter of fiscal 2023, the Company recognized a $6.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $6.1 million, or $.04 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	July 31, 2024	October 31, 2023
Cash and cash equivalents	$202,940	$171,048
Accounts receivable, net	525,750	509,075
Contract assets	104,412	111,702
Inventories, net	1,124,765	1,013,680
Prepaid expenses and other current assets	69,068	49,837
Total current assets	2,026,935	1,855,342
Property, plant and equipment, net	330,254	321,848
Goodwill	3,291,962	3,274,327
Intangible assets, net	1,299,870	1,357,281
Other assets	473,415	386,265
Total assets	$7,422,436	$7,195,063

Short-term and current maturities of long-term debt	$4,208	$17,801
Other current liabilities	610,497	647,541
Total current liabilities	614,705	665,342
Long-term debt, net of current maturities	2,254,889	2,460,277
Deferred income taxes	117,033	131,846
Other long-term liabilities	509,632	379,640
Total liabilities	3,496,259	3,637,105
Redeemable noncontrolling interests	329,271	364,807
Shareholders’ equity	3,596,906	3,193,151
Total liabilities and equity	$7,422,436	$7,195,063

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended July 31,
	2024	2023
Operating Activities:
Net income from consolidated operations	$408,200	$330,818
Depreciation and amortization	130,646	86,315
Share-based compensation expense	14,088	10,412
Employer contributions to HEICO Savings and Investment Plan	13,677	10,647
Impairment of intangible assets	6,000	—
Deferred income tax benefit	(15,227)	(22,974)
(Decrease) increase in accrued contingent consideration, net	(10,892)	1,218
Payment of contingent consideration	(6,203)	(6,299)
Amendment and termination of contingent consideration agreement	—	(9,057)
Increase in accounts receivable	(15,334)	(15,615)
Decrease (increase) in contract assets	9,009	(7,863)
Increase in inventories	(102,183)	(86,681)
(Decrease) increase in current liabilities, net	(9,652)	5,512
Other	44,618	3,924
Net cash provided by operating activities	466,747	300,357

Investing Activities:
Acquisitions, net of cash acquired	(55,208)	(526,702)
Capital expenditures	(42,175)	(34,176)
Investments related to HEICO Leadership Compensation Plan	(16,510)	(14,000)
Other	1,743	689
Net cash used in investing activities	(112,150)	(574,189)

Financing Activities:
Payments on revolving credit facility, net	(205,000)	(275,000)
Proceeds from issuance of senior unsecured notes	—	1,189,452
Cash dividends paid	(29,069)	(27,370)
Acquisitions of noncontrolling interests	(26,567)	(2,733)
Payment of contingent consideration	(24,797)	(12,610)
Distributions to noncontrolling interests	(23,302)	(29,934)
Payments on short-term debt, net	(13,924)	(404)
Redemptions of common stock related to stock option exercises	(4,836)	(14,847)
Debt issuance costs	—	(9,055)
Proceeds from stock option exercises	6,387	5,484
Other	(2,939)	1,098
Net cash (used in) provided by financing activities	(324,047)	824,081

Effect of exchange rate changes on cash	1,342	4,510

Net increase in cash and cash equivalents	31,892	554,759
Cash and cash equivalents at beginning of year	171,048	139,504
Cash and cash equivalents at end of period	$202,940	$694,263

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Nine Months Ended July 31,
EBITDA Calculation	2024	2023
Net income attributable to HEICO	$374,421	$300,170
Plus: Depreciation and amortization	130,646	86,315
Plus: Net income attributable to noncontrolling interests	33,779	30,648
Plus: Interest expense	113,907	29,561
Plus: Income tax expense	85,500	77,400
EBITDA (a)	$738,253	$524,094

	Three Months Ended July 31,
EBITDA Calculation	2024	2023
Net income attributable to HEICO	$136,577	$102,023
Plus: Depreciation and amortization	44,310	29,531
Plus: Net income attributable to noncontrolling interests	11,240	10,730
Plus: Interest expense	36,788	12,120
Plus: Income tax expense	32,500	25,400
EBITDA (a)	$261,415	$179,804

	Trailing Twelve Months Ended
EBITDA Calculation	July 31, 2024	October 31, 2023
Net income attributable to HEICO	$477,847	$403,596
Plus: Depreciation and amortization	174,374	130,043
Plus: Net income attributable to noncontrolling interests	43,918	40,787
Plus: Interest expense	157,330	72,984
Plus: Income tax expense	119,000	110,900
EBITDA (a)	$972,469	$758,310

Net Debt Calculation	July 31, 2024	October 31, 2023
Total debt	$2,259,097	$2,478,078
Less: Cash and cash equivalents	(202,940)	(171,048)
Net debt (a)	$2,056,157	$2,307,030

Total debt	$2,259,097	$2,478,078
Net income attributable to HEICO (trailing twelve months)	$477,847	$403,596
Total debt to net income attributable to HEICO ratio	4.73	6.14

Net debt	$2,056,157	$2,307,030
EBITDA (trailing twelve months)	$972,469	$758,310
Net debt to EBITDA ratio (a)	2.11	3.04

(a) See the "Non-GAAP Financial Measures" section of this press release.